UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	September 5, 2006
Date of earliest event reported:	August 29, 2006

Auriga Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26013	84-1334687
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Triangle Parkway, Suite 300 Norcross, Georgia		30092
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(678) 282-1600

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Issuance of Note

As previously reported on a Form 8-K filed with the SEC on September 1, 2006 (the “Original 8-K”), on August 29, 2006, Auriga Laboratories, Inc., a Delaware corporation (“Auriga”) issued to Levall Finance Corp. LLC (“Lender”) a Senior Secured Promissory Note in the principal amount of $1.5 million. The Original 8-K Report stated that as a condition to this transaction, Auriga and Mr. Philip S. Pesin, Auriga’s Chief Executive Officer, were required to enter into a subordination agreement with Lender, when in fact it was Sorrento Financial Partners, LLC, an entity wholly owned and controlled by Mr. Pesin, that agreed that all amounts owed to it by Auriga would be subordinated to amounts owed to Lender. The Original 8-K Report also indicated that Mr. Pesin contributed $125,000 to Lender in exchange for his ownership interest in Lender, when in fact this contribution was made by Sorrento Financial Partners. This Form 8-K/A does not replace or amend any other provisions of the Original Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Auriga Laboratories, Inc.

September 5, 2006	By:	/s/ Philip S. Pesin
Name: Philip S. Pesin
Title: Chief Executive Officer